                                                                   EXHIBIT 10.23


                              DATED                                   1997
                              --------------------------------------------
















              P.N. KING, D.W. BYATT, A.J. PINKNEY AND J BYATT (1)

                            GENOMIC SOLUTIONS, INC.           (2)
















                 ----------------------------------------------

                                    AGREEMENT
                 for the sale and purchase of the entire issued
                         share capital of PBA TECHNOLOGY
                                     LIMITED

                 ----------------------------------------------







                                   Wragge & Co
                                   Birmingham

                                    CONTENTS
                                    --------



CLAUSE                                             HEADING                                          PAGE


 1 Definitions and interpretation ......................................................................1

 2 Sale of the Sale Shares.............................................................................10

 3 Consideration ......................................................................................11

 4 Rescission..........................................................................................11

 5 Escrow Completion and Completion....................................................................11

 6 Post-Completion matters.............................................................................14

 7 Executive Shareholders' Representations and warranties..............................................15

 8 Purchaser's Representations and Warranties .........................................................19

 9 Restrictive covenants ..............................................................................24

10 Pre-Completion matters (including condition precedent and related undertaking) .....................26

11 Continuing effects of this Agreement ...............................................................27

12 Announcements.......................................................................................27

13 Initial Public Offering ............................................................................27

14 Releases, waivers etc., by the parties..............................................................27

15 Notices.............................................................................................28

16 Time................................................................................................29

17 Entire Agreement....................................................................................29

18 Alterations.........................................................................................29

19 Severability........................................................................................30

20 Counterparts........................................................................................30

21 Payment of costs....................................................................................30

22 Successors and Assigns .............................................................................30

23 Applicable law and submission to jurisdiction ......................................................31

Schedule I..The Vendors................................................................................32


Schedule 2..The Company ...............................................................................35

Schedule 3..The Purchaser..............................................................................36
         Part A Genomic Solutions Inc . ...............................................................36
         Part B B.I. Systems Corporation ..............................................................37

Schedule 4 ..
         Part A - The Property ........................................................................38
         Part B - The Purchaser's Properties ..........................................................39

Schedule 5..
         Matters represented and warranted ............................................................40
         Part A - General Warranties...................................................................41
         Part B - Taxation Warranties..................................................................54

Schedule 6.. Conditions, related undertaking and pre-Completion restrictions...........................62

Schedule 7..
         Part A - Limitation on Warranties ............................................................68
         Part B - Limitation on Purchaser's Warranties ................................................69

Schedule 8.. Purchaser's Warranties....................................................................71
         Part A - General Warranties ..................................................................71
         Part B - Purchaser's Taxation Warranties......................................................78


AGREED FORM DOCUMENTS
DOCUMENT                                                           Clause
Management Accounts                                                   1
Opinion                                                               5
Waiver of pre-emption rights                                          5
Vendors' Powers of Attorney                                           5
Investor Agreement                                                    5

THIS AGREEMENT is dated                                1997 and is made BETWEEN:

(1) DAVID WILLIAM BYATT of 26 The Paddock, Eaton Ford, St. Neots, Cambridgeshire, PE19 5SA, ARTHUR JOHN PINKNEY of 7 Burnt Close, St. Neots, Cambridgeshire PE19 2LZ, PAUL NICHOLAS KING of The Homestead, Church Road, Glatton, Huntingdon, Cambridgeshire PE19 5RR and JACQUELINE BYATT of 26 The Paddock, Eaton Ford, St Neots, Cambridgeshire, PE19 5SA (together the "Executive Shareholders"); and

(2) GENOMIC SOLUTIONS, INC., a Delaware corporation whose principal place of business is at 525 Avis Drive, Suite 10, Ann Arbor, Michigan 48108, United States of America ("THE PURCHASER", save that where the context permits "THE PURCHASER" shall be deemed to include B.I. Systems Corporation and its subsidiaries).

WHEREAS

(A)  The Company (as defined below) is a private company limited by shares.

(B) The Executive Shareholders are directors and shareholders of the Company and represent the Vendors (as defined below).

(C) The Vendors have agreed to sell and the Purchaser has agreed to purchase the Sale Shares (as defined below) upon the terms and subject to the conditions of this Agreement.

(D) Jacqueline Byatt has agreed to enter into this Agreement at the request of the Purchaser in order to provide additional comfort to the Purchaser in relation to the giving of the Warranties and for that purpose only and in that context alone shall be deemed to be included in the definition of "Executive Shareholders".

NOW IT IS HEREBY AGREED as follows:

I    DEFINITIONS AND INTERPRETATION

     In this Agreement unless the context otherwise requires:

1.1 "THE ACCOUNTS" means the Company's audited accounts, prepared in compliance with section 226 CA 1985 for the financial year ended on the Accounts Date, including the notes to those accounts and the associated directors' and auditors' reports;

     "THE ACCOUNTS DATE" means 31st May 1997;

     "ACCOUNTS RELIEF" means any Relief the availability of which has been shown as an asset in the Accounts or the Purchaser's Accounts or which has been taken into account in computing (and so reducing) any provision for deferred taxation which appears in the Accounts or the Purchaser's Accounts or which has resulted in no provision for deferred taxation being shown in the Accounts or the Purchaser's Accounts;

"BUSINESS DAY" means a day (excluding Saturdays and Sundays) on which clearing banks are ordinarily open for the transaction of normal banking business in the City of London;

"CA 1985" means the Companies Act 1985;

"THE COMPANY" means PBA Technology Limited (No. 2315315) whose registered office is at Unit 3, Forge Close, Little End Road, Eaton Socon, St Neots, Cambridgeshire, PE19 3TP;

"COMPLETION" means completion of the sale and purchase of the Sale Shares by the performance by the parties of their respective obligations under clause 5;

"THE COMPLETION DATE" means the date upon which the final Condition is fulfilled or waived (not being after 31st January 1998);

"THE CONDITIONS" means the conditions specified in part A of schedule 6;

"THE CONFIDENTIAL INFORMATION" means trade secrets and information equivalent to them (including but not limited to formulae, processes, methods, knowledge and Know-how) in connection with the products manufactured, produced, distributed and sold and the services supplied by the Company and the customers and suppliers of the Company and which are for the time being confidential to the Company;

"THE CONSIDERATION SECURITIES" means the 1,500,000 (one million five hundred thousand) shares of common stock of the Purchaser valued at $1.75 per share;

"THE DISCLOSURE LETTER" means the letter of the same date as this Agreement from the Vendors' Solicitors to the Purchasers Solicitors disclosing certain matters in relation to the Warranties which has been delivered to the Purchaser's Solicitors prior to the execution of this Agreement;

"ENVIRONMENT" means the environment as defined in section 1(2) of the Environmental Protection Act 1990 and includes ambient air, land surface or subsurface strata, any surface water (whether inland or maritime) and any ground water;

"ENVIRONMENTAL CLAIM" means any claim, notice of violation, prosecution, demand, action, official warning, abatement or other order or notice (conditional or otherwise) relating to any Environmental Matters and any other notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law;

"ENVIRONMENTAL DAMAGE" means any pollution, contamination, degradation, damage or injury caused by, related to or arising from or in connection with the presence, generation, use, handling, processing, treatment, storage, transportation, disposal or Release of any Hazardous Substance;

"ENVIRONMENTAL LAWS" means any Official Requirements, relating to the protection of the Environment or the control or prevention or remedying of Environmental Damage whether in the United Kingdom or in the United States of America;

"ENVIRONMENTAL LIABILITIES" means any liabilities, responsibilities, claims, losses, costs (including remedial, removal, response, abatement, clean-up, investigative and/or monitoring costs), damages, expenses, charges, assessments, liens, penalties and fines which are incurred by, asserted against or imposed upon a person as a result of or in connection with:

(1) any violation of or non-compliance with Environmental Laws (including the failure to procure or violation of any Environmental Licence required by Environmental Laws); or

(2)  any Environmental Damage;

"ENVIRONMENTAL LICENCE" means any permit, licence, authorization, consent or other approval obtained or which ought to have been obtained pursuant to any Environmental Law at any time by the Company or the Purchaser and/or in relation to the business carried on by the Company or the Purchaser,

"ENVIRONMENTAL MATTERS" includes any of the following (1) any generation, deposit, disposal, keeping, treatment, transportation, transmission, handling or manufacture of any Relevant Substance; (2) nuisance, noise, defective premises, health and safety at work or elsewhere; (3) the carrying out of a development (as defined in section 55(l) Town and Country Planning Act 1990); and (4) the pollution, conservation or protection of the Environment whether relating to man or any living organisms supported by the Environment or any other matter whatsoever affecting the Environment or any part of it;

"ESCROW COMPLETION" means completion of the matters set out in clause 5.2 subject only to fulfilment of the Conditions;

"ESCROW COMPLETION DATE" means the date of this Agreement;

"Event" means any event, act, transaction, action or omission (whether or not the Company or the Purchaser is a party thereto) and includes the disposal of the Sale Shares pursuant to this Agreement, any change in the residence of any person for the purposes of Tax, the death or dissolution of any person, the receipt or accrual of any income profits or gains, any distribution, any transfer, payment, loan or advance, and any event which is deemed to have occurred or is treated or regarded as having occurred for the purposes of Tax Legislation;

"EVENT OF DEFAULT" means:

(a)  the death of a Key Individual; or

(b) any fire, flood, accident, computer failure or other calamity occurring after the execution of this Agreement in consequence of which the Company or the Purchaser (as the case may be) suffers a general interruption of its business which the party suffering such event estimates will be of a duration of ninety days or more; or

(c) an Insolvency Event suffered by the Company or the Purchaser (as the case may be; or

(d) the service on the Company or the Purchaser (as the case may be) of a writ or similar legal process claiming damages (liquidated or unliquidated) of an amount equal to or exceeding 50% of the net asset value of the Company or the Purchaser (as the case may be) as shown in the Accounts or the Purchaser's Accounts

"GUARANTEE" means any guarantee, indemnity, suretyship, letter of comfort or other assurance, security or right of set-off given or undertaken by a person to secure or support the obligations (actual or contingent) of any third party and whether given directly or by way of counter-indemnity to any third party who has provided a Guarantee;

"HAZARDOUS SUBSTANCE" means any waste, pollutant, hazardous or toxic substance (meaning any substance of whatever nature which may be harmful to human health or any other living creature or organism), gas, oil petroleum or petroleum-derived substance or waste, including any such substance regulated under or defined in any Environmental Law;

"HOLDING COMPANY" shall bear the meaning given to that expression in section 736 CA 1985;

"ICTA" means the Income and Corporation Taxes Act 1988;

"INCOME PROFITS OR GAINS" includes income profits or gains (including capital gains) of any description and from any source and income profits or gains which are deemed to be earned accrued or received for the purposes of any Tax;

"INSOLVENCY EVENT" means in relation to either the Company or the Purchaser, where such party ceases to trade, or is unable to pay its debts as they fall due or has a petition presented or a meeting convened for the purpose of winding up such party, or such party enters into liquidation compulsorily or compounds with its creditors generally or an administration order is made in relation to it or it has a receiver or administrative receiver appointed over all or a substantial part of its assets or distraint is levied over any of its assets or any similar or analogous order is made or proceeding is commenced or officer is appointed or action is taken in the United States of America or any other jurisdiction outside the United Kingdom in consequence of debt;

"INVESTOR AGREEMENT" means an agreement in the agreed form executed in several counterparts by each Vendor and the Purchaser;

"THE INTELLECTUAL PROPERTY" means all the Intellectual Property Rights used by the Company or the Purchaser as at the date of this Agreement and at any time prior to Completion;

"INTELLECTUAL PROPERTY RIGHTS" means patents, registered designs, trade marks and service marks (whether registered or not), copyright, design rights, and all similar property rights, including those subsisting (in any part of the world) in inventions, designs, drawings, performances, computer programs, semiconductor topographies, plant varieties, confidential information, business or brand names, goodwill or the style of presentation of goods or services and in applications for protection thereof,

"THE KEY DATE" means 31st January 1998;

"KEY INDIVIDUAL" in the case of the Company, means intellectual William Byatt, Arthur John Pinkney or Paul Nicholas King, and, in the case of the Purchaser, means Jeff Williams or Jeff Stiegman;

"KNOW-HOW" means all industrial and commercial information and techniques, accounts, records and information (wherever situate) pertaining to the activities of the Company;

"THE MANAGEMENT ACCOUNTS" means the management accounts of the Company for the period from 1st June 1997 to 30th November 1997 (both dates inclusive) in the agreed form;

"THE NOMINATED ACCOUNT" means the Vendor's Solicitors client account numbered 70468312 at Barclays Bank Plc, Church Street, Peterborough, PE1 1XE, Sort Code 20-67-37, or such other account as the Vendors' Solicitors shall in writing specify;

"OFFICIAL REQUIREMENT" means any law, statute, ordinance, pact, decree, treaty, code, rule, regulation, directive, order, notice or official published plan or policy with legal or actual force in any geographical area and/or in any class of persons;

"THE OPINION" means the legal opinion in the agreed form delivered by the Purchaser's US Attorneys to the Vendors' Solicitors;

"THE ORDINARY SHARES" means the 1,386,608 (one million three hundred and eighty six thousand six hundred and eight) issued ordinary shares of 10p each in the capital of the Company as refmcd to in column (3)(a) of schedule 1;

"PERMITTED TRANSFEREE" means:

(a)  in relation to the Executive Shareholders:

     (i) that Executive Shareholder's spouse, lineal descendants and ascendants; or

     (ii) a family trust, the beneficiaries or which are the relevant Executive Shareholder or the relevant Executive Shareholder's spouse, lineal descendants or ascendants;

(b) in relation to the Purchaser, a holding company or subsidiary of the Purchaser or a subsidiary of such holding companies.

"THE PREFERENCE SHARES" means the 90,000 (ninety thousand) issued participating redeemable preference shares at L1 each in the capital of the Company as referred to in column (3)(b)of schedule 1;

"THE PROPERTY" means the leasehold properly details of which are set out in schedule 4;

"THE PURCHASER'S ACCOUNTS" means the consolidated accounts of B.I. Systems Corporation and subsidiaries for the period ending 31st July 1997 together with any notes and reports attached thereto;

"THE PURCHASER'S ACCOUNTS DATE" means 31st July 1997,

"THE PURCHASER'S AUDITORS" means Arthur Andersen of Suite A, 2401 Plymouth Road, Ann Arbor, Michigan, 48105-2158, USA,

"THE PURCHASER'S DISCLOSURE LETTER" means the letter of the same date as this Agreement from the Purchaser's Solicitors to the Vendors' Solicitors disclosing certain matters in relation to the Purchaser's Warranties which has been delivered to the Vendors' Solicitors prior to the execution of this Agreement;

"THE PURCHASER'S MANAGEMENT ACCOUNTS" means the management accounts of the Purchaser for the period from 1st August 1997 to 30th November 1997 (both dates inclusive) in the agreed form;

"THE PURCHASER'S PROPERTIES" means the properties details of which are set out in part B of schedule 4;

"THE PURCHASER'S SOLICITORS means Wragge & Co of 55 Colmore Row, Birmingham, B3 2AS;

"THE PURCHASER'S TAX WARRANTIES" means the Purchaser's Warranties as to the matters stated in Part B of schedule 8;

"THE PURCHASER'S US ATTORNEYS" means Jaffe, Rain, Heuer & Weiss of Suite 2400, One Woodward Avenue, Detroit, Michigan 48226, USA;

"THE PURCHASER'S WARRANTIES" means the warranties contained in clause 8 and schedule 8;

"RELATED COMPANY" in relation to any company means any subsidiary or holding company of that company or any subsidiary of any such holding company;

"RELEASE" means any release, spillage, emission, leaking, pumping, injection, deposit, disposal, discharge, leaching, migration or any other form of movement into or through the Environment or into or out of any property;

"RELEVANT AUTHORITY" means any person or authority (including any nation, national or local governmental or international organisation and any subdivision or agency or executive arm of any of them) with legal or de facto power to impose and/or enforce compliance with any Official Requirements;

"RELEVANT BREACH" means any event, matter or circumstance which is inconsistent with, contrary to or otherwise a breach of any of the Warranties;

"RELEVANT SUBSTANCE" means any substance whatsoever (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) or waste (as defined in the Environmental Protection Act 1990) which is capable of causing harm to man or any other living organism supported by the Environment or damaging the Environment or public health or welfare;

"RELIEF means in respect of the Company or the Purchaser any loss, relief, allowance, exemption, set-off, deduction, credit, right to payment or other relief available in relation to Tax or to the computation of income profits or gains for the purposes of Tax

"REMEDIAL ACTION" means all actions required to:

(1) clean up, remove, treat, render harmless or in any other way adjust or manage Hazardous Substances in the Environment;

(2) prevent the Release of Hazzardous Substances and ensure that they do not endanger or threaten to endanger public health or welfare or the Environment; or

(3) perform pre-remedial studies and investigations or post-remedial monitoring and care;

"RESPECTIVE PROPORTIONS" means (in relation to the Vendors) the respective proportions shown in column (4) of schedule 1;

"THE RESTRICTED PRODUCTS" means:

(a) all products which are manufactured, produced, distributed or sold by the Company at the Completion Date (including, without prejudice to the generality of the foregoing all products in the Flexys range and related consumables); and

(b) any other products which are of a type similar to and competing with any of the products referred to in (a) above;

"THE RESTRICTED SERVICES" means:

(a) all services which are supplied by the Company at the Completion Date (including without prejudice to the generality of the foregoing, the provision of field services and technical services in relation to the Restricted Products); and

(b) any other services which are of a type similar to and competing with any of the services referred to in (a) above;

"THE SALE SHARES" means the Ordinary Shares and the Preference Shares;

THE "SCHEMES" means the personal pension schemes (as defined in ICTA 1988) to which the Company contributes in respect of the following employees:

(c)  A J Pinkney

(d)  D W Byatt

(e)  I Fox

(f)  J Evans

(g)  M Eddy

"SECURITY INTEREST" means in relation to the Company or the Purchaser a mortgage, lien, pledge, charge, hypothecation or other security interest (or an agreement or committment to create any of them), but excluding:

(a) any lien arising in the ordinary course of business to secure amounts which are not material;

(b) any unpaid vendor's or supplier's lien arising in the ordinary course of the Company's or the Purchaser's trading business to secure amounts due in respect of goods or services sold or supplied; and

(c)  liens arising by operation of law, including a banker's lien

"SUBSIDIARY" means a subsidiary (as defined by sections 736 and 736A CA 1985) or a subsidiary undertaking (as defined by section 258 CA 1985);

"SYSTEMS" means any computer hardware, software, networking equipment or other equipment used by the Company or the Purchaser which is reliant upon microchip technology

"TAX" means:

(a) all forms of taxation whenever created or imposed and whether of the United Kingdom or elsewhere including (without limitation) corporation tax, advance corporation tax, income tax (including income tax or amounts equivalent to income tax required to be deducted or withheld from or accounted for in respect of any payment) capital gains tax, inheritance tax, value added tax, landfill tax, stamp duty, stamp duty reserve tax, general or business rates, customs & excise duties, national insurance, social security or similar contributions and any other taxes, levies, duties, charges, imposts or withholdings similar to or corresponding with or replaced by any of the foregoing; and

(b) all penalties, fines, charges, surcharges and interest in relation to taxation within paragraph (a) or to any return or information required to be provided for the purposes of any such taxation;

"TAX AUTHORITY" means the Inland Revenue, HM Customs & Excise, the Department of Social Security and any other governmental, statutory, state, provincial or local government authority, body or official (whether within or outside the United Kingdom) involved in the assessment, collection or administration of Tax;

"TAX LEGISLATION" means any statute, enactment, law or regulation providing for the imposition of Tax;

     "TAX LIABILITY" means a liability to make an actual payment of, or of an amount in respect of, Tax whether or not such Tax is also or alternatively chargeable against or attributable to any other person and whether or not the Company or the Purchaser as the case may be shall or may have a right of recovery or reimbursement against any other person;

     "THE TAX WARRANTIES" means the Warranties as to the matters stated in Part B of schedule 5;

     "TCGA 1992" means the Taxation of Chargeable Gains Act 1992;

     "VATA 1994" means the Value Added Tax Act 1994;

     "THE VENDORS" means those persons, including the Executive Shareholders, whose names and addresses are stated in schedule 1;

     "THE VENDORS" Solicitors" means Hewiston Becke + Shaw of Stuart House, City Road, Peterborough, PE1 1QF;

     "WARRANTIES" means the warranties contained in clause 7.1 and schedule 5;

1.2 a document expressed to be "IN THE AGREED FORM" means a document in a form which has been agreed by the parties contemporaneously with or before the execution of this Agreement and which has, for the purposes of identification, been initialled by them or on their behalf,

1.3 references to a clause or schedule are to a clause of, or a schedule to, this Agreement, references to this Agreement include its schedules and references in a schedule or part of a schedule to a paragraph are to a paragraph of that schedule or that part of that schedule;

1.4 references to this Agreement or any other document or to any specified provision of this Agreement or any other document are to this Agreement, that document or that provision as in force for the time being and as amended from time to time in accordance with the terms of this Agreement or that document or, as the case may be, with the agreement of the relevant parties;

1.5 words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include corporations, partnerships and other unincorporated associations or bodies of persons;

1.6 the contents table and the descriptive headings to clauses, schedules and paragraphs (and summaries in parentheses of the scope of any statutory provisions in the Tax Warranties) are inserted for convenience only, have no legal effect and shall be ignored in the interpretation of this Agreement,

1.7 all agreements, obligations and liabilities (whether under warranties, representations, indemnities or otherwise) on the part of any two or more of the Vendors are joint and several and shall be construed accordingly;

1.8 the words and phrases "other", "including" and "in particular" shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible;

1.9 a person is connected with another person if he is so connected within the meaning of section 839 ICTA 1988;

1.10 reference to an Event occurring on or before Completion shall be deemed to include:

     (a) any combination of two or more Events all of which shall have occurred on or before Completion; and

     (b) any Event which is treated or deemed to occur on or before Completion for the purposes of any Tax.


1.11
     (a) "enactment" means any statute or statutory provision (whether of the United Kingdom or elsewhere), subordinate legislation (as defined by section 21(l) Interpretation Act 1978) and any other subordinate legislation made under any such statute or statutory provision;

     (b) a reference to any enactment shall be construed as including a reference to:

          (1) any enactment which that enactment has directly or indirectly replaced (whether with or without modification), and

          (ii) that enactment as re-enacted, replaced or modified from time to time, whether before, on or after the date hereof,

          provided that this clause 1.11 shall not increase the liability of any party above that which appertains at the date hereof.

2   SALE OF THE SALE SHARES

2.1 Subject to clause 10, the Vendors shall sell to the Purchaser and the Purchaser shall purchase from the Vendors the Sale Shares.

2.2 The Executive Shareholders shall procure that the Vendors shall sell and transfer the Sale Shares free from all claims, liens, charges, encumbrances and equities and other rights exercisable by third parties and with full title guarantee.

2.3 Title to, beneficial ownership of, and any risk attaching to, the Sale Shares shall pass on Completion and the Sale Shares shall be sold and purchased together with all rights and benefits attached or accruing to them at Completion (including the right to receive all dividends, distributions or any return of capital declared, paid or made by the Company on or after Completion).

2.4 The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

3    CONSIDERATION

3.1  The consideration for the sale of the Sale Shares shall be:

     (a) in respect of the Ordinary Shares, the allotment and issue credited as fully paid to each of the Vendors of the number of Consideration Securities as is shown in column 3(a) of Schedule 1 on Completion; and

     (b) in respect of the Preference Shares, the payment in cash to Mr. A Biddle of the sum of Pound Sterling 90,000.

3.2 The Consideration Securities shall rank pari passu in all respects with the common stock of the Purchaser in issue at the date hereof.

4    RESCISSION

4.1 If at any time before Completion the Purchaser or the Executive Shareholders become aware of an Event of Default (whether in consequence of notice under clause 10.4 or otherwise), the Purchaser or the Executive Shareholders (on behalf of the Vendors) shall be entitled to rescind this Agreement on or before Completion by notice to the Executive Shareholders or the Vendors' Solicitors or the Purchaser or the Purchaser's Solicitors as the case may be without any liability on its or their part.

4.2  If the either party duly exercises their right of rescission under clause
     4.1 it or they shall have no other claim and in particular clause 7.4 and clause 8.4 shall not apply.

4.3 Any failure or omission by the Purchaser or the Executive Shareholders as the case may be to exercise their respective right of rescission under clause 4.1 shall not in any way prejudice or be construed as a waiver of its rights under this Agreement to claim damages, compensation or indemnity under the Warranties or Purchaser's Warranties as the case may be or otherwise in respect of any loss or damage resulting from the Event of Default.

4.4 In no circumstances shall the right of rescission under clause 4.1 be exercisable after Completion.

5    ESCROW COMPLETION AND COMPLETION

5.1 Completion shall take place at the offices of the Purchaser's Solicitors (or at such other place as the parties may agree) in two stages on the Escrow Completion Date and on the Completion Date.

5.2 On the Escrow Completion Date all (but not part only unless the parties shall so agree) the following business shall be transacted:


     (a) the Executive Shareholders shall procure the delivery to the Purchaser's Solicitors on the agreed basis of:


          (i) transfers in respect of the Sale Shares duly executed in escrow and completed in favour of the Purchaser, together with the certificates therefor and the duly executed powers of attorney or other authorities under which any of the transfers have been executed;

     (ii) such other documents as may be required to give a good title to the Sale Shares and to enable the Purchaser to become the registered holders thereof;

    (iii) (as agents for the Company) all its statutory and minute books written up to date) and its Common Seal, Certificate of Incorporation, any Certificate or Certificates of Incorporation on Change of Name, books of account and copies of its Memorandum and Articles of Association;

     (iv) evidence in a form satisfactory to the Purchaser that all Guarantees given by the Company in respect of liabilities of any of the Vendors have been released;

     (v)  the deeds and documents of title to the Property;

     (vi) waivers in the agreed form executed as deeds by each of the Vendors of rights of pre-emption conferred on him by the Articles of Association of the Company or otherwise over Sale Shares hereby agreed to be sold by the other Vendors;

    (vii) powers of attorney in the agreed form executed by each of the Vendors in favour of the Purchaser empowering the Purchaser to exercise the Vendors' rights as shareholders of the Company pending stamping and registration of the transfers referred to in clause 5.2(a)(i); and

    (viii)the Investor Agreement duly executed in escrow by the Vendors.

(b) The Executive Shareholders shall (subject to and effective from Completion):

     (i) cause the transfers mentioned in clause 2.2 to be resolved to be registered (subject only to their being duly stamped) notwithstanding any provision to the contrary in the Articles of Association of the Company or otherwise;

     (ii) cause Jeffrey Williams to be validly appointed as an additional Director of the Company; and

     (iii)alter the current accounting reference period of the Company so as to end on 31st December 1997.

(c)  The Purchaser shall deliver to the Vendors' Solicitors on the agreed basis:

     (i) stock certificates in the agreed form in respect of the Consideration Securities to be allotted and issued pursuant to clause 3.1; and

     (ii) the Opinion.

(d) The parties shall join in procuring that (subject to and effective from Completion) all existing bank mandates in force for the Company shall be altered (in such manner as the Purchaser shall at Completion require) to reflect appointment referred to above.

5.3 In respect of each Condition, the party responsible for satisfying or procuring the satisfaction of such Condition shall forthwith give written notice to the other party of the satisfaction of such Condition, together with reasonable evidence thereof. Upon notification of the fulfilment of the final outstanding Condition being received by the recipient party:

     (a) the Vendors' Solicitors shall deliver to the Purchaser's Solicitors a letter confirming that no Event of Default has occurred in relation to the Company; and

     (b) the Purchaser's Solicitors shall deliver to the Vendors' Solicitors a letter confirming that no Event of Default has occurred in relation to the Purchaser,

          the letters referred to in clauses 5.3(a) and (b) being hereinafter referred to as the "NO DEFAULT LETTERS".

5.4 Prior to Completion, the Purchaser undertakes to use its reasonable endeavours to procure the approval of the terms of the Investor Agreement from holders representing the majority of the shares of each class of the Series M and C Preferred Shares in the capital of the Purchaser and the approval of the shareholders representing 50% or more of the Subject Common Stock held by holders of the Series B Preferred Shares as such phrase is defined in the Investor Agreement.

5.5 On the Completion Date, provided that Escrow Completion shall have taken place and the No Default Letters shall have been delivered by the Vendors' Solicitors and the Purchasers' Solicitors and vice versa, Completion shall automatically take place whereupon:

     (a) all the documents and things delivered and matters transacted subject to Completion shall automatically be released and become unconditional in accordance with the terms of such delivery and transactions (and the Executive Shareholders hereby irrevocably and unconditionally authorise the Purchaser's Solicitors (on behalf of the Purchaser) to date at such time all undated documents delivered at Escrow Completion); and

     (b) the Purchaser shall pay the sum of Pound Sterling 90,000 (being the amount of consideration payable in respect of the Preference Shares) to the Nominated Account of the Vendors' Solicitors (who are hereby authorised to receive it on such account) and payment into such account shall constitute a good discharge to the Purchaser in respect of such amount.

5.6 If Completion has not occurred before 23.59 hours Eastern Standard Time on the Key Date then this Agreement shall terminate and cease to have effect (save in respect of clauses 12 and 21.2) and all such documents and things shall be returned to the party entitled thereto (or to their solicitors) and all such transactions shall become void.

5.7 In this clause 5, "on the agreed basis" means, in relation to the documents and things delivered to the Purchasers' Solicitors in accordance with clause 5.2(a) conditional upon and to be held to the Vendors' Solicitors' order pending Completion and to be released unconditionally to the Purchaser upon Completion and, in relation to the documents and things delivered to the Vendors' Solicitors in accordance with clause

     5.2(c) means conditional upon and to be held to the Purchasers' Solicitors order pending Completion and to be released unconditionally to the Vendors upon Completion.

5.8 The Purchaser and the Executive Shareholders undertake to indemnify the Purchaser's Solicitors and the Vendors' Solicitors against any liability, loss, cost, damage or expense which the Purchaser's Solicitors or the Vendors' Solicitors or either of them in connection with the issue and delivery of the No Default Letters, except insofar as any such liability or other matter arises by reason of the gross negligence or bad faith of the Purchaser's Solicitors or the Vendors' Solicitors (as the case may be).

5.9 The parties acknowledge that it is intended that Mr John Wynne Williams shall resign as a Director of the Company at the meeting of the board of directors of the Company convened for 7th January 1998.

6    POST-COMPLETION MATTERS


6.1 The Executive Shareholders shall execute or, so far as each is able, procure that any necessary third party (including the other Vendors) shall execute all such documents and/or do or, so far as each is able, procure the doing of such acts and things as the Purchaser shall after Completion require in order to give effect to this Agreement and any documents entered into pursuant to it and to give to the Purchaser the full benefit of all the provisions of this Agreement.

6.2

     (a) Immediately following Completion the Purchaser shall procure that Mr P.N. King is appointed to the board of directors of the Purchaser as the nominated director of the Executive shareholders ("THE NOMINATED DIRECTOR") for a term expiring on the date of the annual general meeting of the Purchaser to be held in 1999.

     (b) Subject to clauses 6.2(c) and 6.2(d) the Purchaser shall propose such of the Executive Shareholders (or a third party of appropriate business experience (subject to the approval of the board of directors of Purchaser, such approval not to be unreasonably withheld) as a majority of the Executive Shareholders shall nominate for appointment to the board of directors of the Purchaser as Nominated Director at the annual general meeting to the Purchaser to be held in 1999 and at each subsequent annual general meeting.

     (c) The Purchaser's obligation to propose a Nominated Director for election to its board of directors pursuant to clause 6.2(b) shall be exercisable at the discretion of the remaining directors of the Purchaser, the exercise of such discretion to be by reference to the performance of the Nominated Director during the period since the previous annual general meeting and in particular the contribution the has made to the business of the Purchasers during such period;

     (d) The Nominated Director shall forthwith resign, and if he refuses to resign, shall forthwith be removed, from the board of directors of the Purchaser (and

          The Executive Shareholders shall thereafter have no further right to nominate a Nominated Director):

          (i) prior to the filing of a registration statement or equivalent document with the US Securities and Exchange Commission in relation to an Initial Public Offering in respect of its common stock; or

          (ii) upon the Executive Shareholders ceasing to be the beneficial owners of in aggregate 50% or more of the Consideration Securities allotted to them pursuant to this Agreement by reason of a sale, transfer or other disposal of such Consideration Securities other than to a Permitted Transferee.

7    EXECUTIVE SHAREHOLDERS' REPRESENTATIONS AND WARRANTIES

7.1 In consideration of the Purchaser entering into this Agreement the Executive Shareholders hereby warrant to the Purchaser (for itself and as trustee for its successors in title):


     (a) (subject to clause 7.2(a) and the limitation provisions set out in part A of schedule 7) in the terms set out in schedule 5;

     (b) that any statement in schedule 5 which is qualified as being made "so far as the Executive Shareholders are aware" or "to the best of the knowledge, information and belief of the Executive Shareholders" or any similar expression has been so qualified after due diligent and careful enquiries of the Executive Shareholders; and

     (c) The Executive Shareholders further hereby warrant to the Purchaser (for itself and as trustee for its successors in title):

          (i)  in the same terms as those set out in clause 7.1(a) and (b);
               and

          (ii) that the terms so warranted shall be deemed to be repeated immediately before Completion with reference to the facts and circumstances then prevailing.
7.2

     (a) The Warranties are qualified to the extent, but only to the extent, of those matters fully and fairly disclosed in the Disclosure Letter and for this purpose "fully and fairly disclosed" means disclosed in such manner and in such detail as to enable a reasonable purchaser to make an informed and accurate assessment of the matter concerned.

     (b)  Each of the paragraphs in schedule 5:

          (i) shall be construed as a separate and independent representation and/or warranty; and

          (ii) save as expressly otherwise provided in this Agreement, shall not be limited by reference to any other paragraph in schedule 5 or by any other provision of this Agreement;

          and the Purchaser shall have a separate claim and right of action in respect of every Relevant Breach of each such representation or warranty.

7.3 The Executive Shareholders shall procure that neither the Executive Shareholders nor the Company shall do or permit or procure any act or omission before Completion which would constitute a breach of any of the Warranties if they were given at Completion or which would make any of the Warranties inaccurate or misleading in any material respect if they were so given.

7.4 In the event of any Relevant Breach of any of the Warranties which relate to debtors, creditors, stock or Tax if the effect of the Relevant Breach is that:

     (a) the Sale Shares are worth less than their value would have been if the Relevant Breach had not occurred; or

     (b) any asset of the Company is extinguished or is worth less than its value would have been if the Relevant Breach had not occurred; or

     (c) the Company is or will be under a liability or an increased or substituted liability which would not have existed if the Relevant Breach had not occurred; or

     (d) there does not accrue to the Company some benefit, gain or profit which could reasonably have been expected to accrue to the Company if the Relevant Breach had not occurred;

     the Purchaser shall (subject to clause 4.2) be entitled by notice in writing given to any of the Executive Shareholders at any time after Completion to require the Executive Shareholders to make good the resultant loss to the Purchaser in accordance with the provisions of clauses 7.5 to 7.8

7.5 For the purposes of clause 7.4, the amount required to make good the loss to the Purchaser or the Company resulting from a Relevant Breach as described in clause 7.4 ("THE COMPENSATION SUM") shall be either (at the Purchaser's option):

     (a) an amount equal to the amount by which in consequence of the Relevant Breach the value of the Sale Shares falls short of the value they would have had if the Relevant Breach had not occurred; or

     (b)  the appropriate sum (as defined in clause 7.6).

7.6  For the purposes of clause 7.5(b) "THE APPROPRIATE SUM" means:

     (a) if the effect of the Relevant Breach is as stated in clause 7.4(a), the amount by which the value of the Sale Shares falls short of the value they would have had if the Relevant Breach had not occurred;

(b) if the effect of the Relevant Breach is as stated in clause 7.4(b), the amount by which the value of the assets of the Company falls short of the value they would have had if the Relevant Breach had not occurred; or

(c) if the effect of the Relevant Breach is as stated in clause 7.4(c), the amount by which the liabilities of the Company exceed what would have been their amount if the Relevant Breach had not occurred; or

(d) if the effect of the Relevant Breach is as stated in clause 7.4(d), an amount equal to the capitalised value of any such benefit, gain or profit as is mentioned in that clause which could reasonably have been expected to accrue to the Company if the Relevant Breach had not occurred but which does not or will not accrue to it in the circumstances specified in that clause;

     plus in each case such additional amount (if any) as may be necessary to put the Company into the same position in financial terms as would have existed if there had been no such breach.

7.7 The Executive Shareholders may elect to satisfy a claim made under any of the Warranties (a "WARRANTY CLAIM") by either:

     (a)  paying the amount of the Warranty Claim in cash to the Purchaser; or

     (b) transferring to the Purchaser such number of Consideration Securities as shall satisfy the Warranty Claim at a price per Consideration Security determined in accordance with clause 7.8; or

     (c) a combination of the methods described in paragraphs (a) and (b) of this clause 7.7

7.8 For the purposes of clauses 7.7(b) and 7.13(b) the deemed value of the Consideration Securities payable thereunder shall be the greater of:

     (a)  US $1.75 per share; and

     (b)

          (i) if the Consideration Securities are listed on a recognised exchange at the date on which the claim made pursuant to clause
               7.4 is determined or settled in favour of the Purchaser (the "Settlement Date"), the average of the mid-market price of a share in the common stock of the Purchaser for the five business days immediately preceding the Settlement Date; or

          (ii) if the Consideration Securities are not listed on a recognised exchange on the Settlement Date, the market value of the Consideration Securities at the Settlement Date which shall be calculated by valuing the Common Stock of the Purchaser as a whole.

7.9 For the purposes of clause 7.8(b)(ii), the valuation of the Consideration Securities payable pursuant to clause 7.7(b) or clause 7.14(b) shall be that percentage of the value of the Purchaser's common stock taken as a whole as the Consideration Securities in question comprise of the total number of the common stock of the Purchaser issued at that time. This valuation shall be agreed between the parties contemporaneously with the settlement or determination of the Warranty Claim. If within 7 days of the Settlement Date the parties are unable to agree the valuation, the matter shall forthwith be referred to the Purchaser's Auditors or, if the Executive Shareholders do not agree on the appointment of the Purchaser's Auditors for this purpose, an independent US accountant of not less than five years standing to be agreed between the parties and in default of agreement to be appointed by the American Institute of Chartered Public Accountants. The said Purchaser's Auditors or independent accountant shall be instructed to certify the valuation of the common stock and of the Consideration Securities payable pursuant to clause 7.7(b) or clause 7.13(b) and shall be instructed to deliver such certificate within 28 days of the date of the referral. In so certifying the said Purchaser's Auditors or the accountant shall act as an expert and not as an arbitrator and his decision shall be final and binding upon the parties (save in the event of manifest error) and the cost of so certifying shall be borne by the party requesting the adjudication.


7.10 The amount of the loss suffered by the Purchaser in consequence of any Relevant Breach as measured by any of the payments which the Purchaser is entitled to require to be made under clause 7.4 shall be deemed to have been within the contemplation of the parties on entering into this Agreement.


7.11 The rights and remedies conferred on the Purchaser under this Agreement are cumulative and are additional to, and not exclusive of, any rights or remedies provided by law or otherwise available at any time to the Purchaser in respect of any Relevant Breach (including but not limited to the right to damages for any loss or additional loss suffered by the Purchaser).


7.12

          (a) The Purchaser's right or ability to claim damages, compensation or other relief in respect of any Relevant Breach shall not be affected or limited, and the amount recoverable shall not be reduced, on the grounds that the Purchaser may before Completion have had constructive or implied knowledge of the matter giving rise to the claim; and

          (b) Without prejudice to the generality of clause 7.12(a) the rights and remedies of the Purchaser shall not be affected or limited in any way by any investigation made by or on behalf of the Purchaser into the Company or any report on the prepared at the instance of or made available to the Purchaser.

7.13 The Executive Shareholders undertake to indemnify the Purchaser against any costs (including legal costs on an indemnity basis), expenses and other liabilities (together with any VAT thereon which is not recoverable by the Purchaser) ("COSTS") which the Purchaser may reasonably incur, either before or after the commencement of any action, in connection with:

     (a) the settlement of any claim by the Purchaser that there has been a Relevant Breach of the Warranties; or

         (b) any legal proceedings in which the Purchaser claims that there has been a Relevant Breach of the Warranties and in which judgment is given for the Purchaser; or

         (c)  the enforcement of any such settlement or judgment.

    7.14 The Executive Shareholders may elect to satisfy any demand for Costs payable pursuant to clause 7.13 by either:

         (a)  paying the costs in cash to the Purchaser; or

         (b) transferring to the Purchaser such number of Consideration Securities as shall satisfy the Costs at a price per Consideration Security determined in accordance with clause 7.8; or

         (c) a combination of the methods described in paragraphs (a) and (b) of this clause 7.14.

    7.15 The Warranties shall not in any respect be extinguished or affected by Completion.

    7.16 Each of the Executive Shareholders agrees with the Purchaser (for itself and as trustee for the Company and the Company's directors, employees, agents and advisers):

         (a) that the giving by the Company and/or any of its directors, employees, agents or advisers to any of the Executive Shareholders or their agents or advisers of any information or opinion in connection with the Warranties or the Disclosure Letter or otherwise in relation to the business or affairs of the Company or in connection with the negotiation and preparation of this Agreement or the Disclosure Letter shall not be deemed a representation, warranty or guarantee to the Executive Shareholders of the accuracy of such information or opinion;

         (b) to waive any right or claim which he may have against the Company and/or any of its directors, employees agents or advisers for any error, omission or misrepresentation in any such information or opinion; and

         (c) that any such right or claim shall not constitute a defence to any claim by the Purchaser under or in relation to this Agreement (including the Warranties).

    8    PURCHASER'S REPRESENTATIONS AND WARRANTIES

    8.1 In consideration of the Executive Shareholders entering into this Agreement the Purchaser hereby warrants to the Executive Shareholders (for themselves, the Vendors and for their successors in title):

         (a) (subject to clause 8.2(a) and the limitation provisions set out in part B of schedule 7) in the terms set out in schedule 8;

         (b) that any statement in schedule 8 which is qualified as being made "so far as the Purchaser is aware " or "to the best of the knowledge information and belief of the Purchaser" or any similar expression has been so qualified after due diligent and careful enquiry by the Purchaser of Jeffrey Williams and Steven Richvalsky; and

         (c) the Purchaser hereby further warrants to the Executive Shareholders on behalf of the Vendors (for themselves and for their successors in title):

              (i)   in the same terms as those set out in clause 8.1(a) and
                    (b); and

              (ii) that the terms so warranted shall be deemed to be repeated immediately before Completion with reference to the facts and circumstances then prevailing.

    8.2

         (a) the Purchaser's Warranties are qualified to the extent, but only to the extent, of those matters fully and fairly disclosed in the Purchaser's Disclosure Letter and the Opinion and for this purpose "fully and fairly disclosed" means disclosed in such manner and in such detail as to enable a reasonable vendor to make an informed and accurate assessment of the matter concerned;

         (b)  each of the paragraphs in schedule 8:

              (i) shall be construed as a separate and independent representation and/or warranty; and

              (ii) save as expressly otherwise provided in this Agreement shall not be limited by reference to any other paragraph in schedule 8 or by any other provisions of this Agreement; and

              (iii) the Executive Shareholders shall have separate claims and rights of action in respect of any Relevant Breach of each such representation or warranty Provided that, for the avoidance of doubt, the Executive Shareholders shall between them only have a single claim and right of action in respect of each Relevant Breach.

         8.3 The Purchaser shall not carry out any act or permit or procure any act or omission before Completion which would constitute a breach of any of the Purchaser's Warranties if they were given at Completion or which would make any of the Purchaser's Warranties inaccurate or misleading in any material respect if they were so given.

         8.4 In the event of any Relevant Breach of the Purchaser's Warranties which relate to creditors or Tax if the effect of the Relevant Breach is that:

              (a) the Consideration Securities are worth less than their value would have been if the Relevant Breach had not occurred; or

              (b) any asset of the Purchaser is extinguished or is worth less than its value would have been if the Relevant Breach had not occurred; or

              (c) the Purchaser is or will be under a liability or an increased or substituted liability which would not have existed if the Relevant Breach had not occurred; or

              (d) there does not accrue to the Purchaser such benefit, gain or profit which could reasonable have been expected to accrue to the Purchaser if the Relevant Breach had not occurred;

              the Executive Shareholders shall (subject to clause 4.2) be entitled by notice in writing given to the Purchaser at any time after Completion to require the Purchase to make good the resultant loss to the Vendors in accordance with the provisions of clauses 8.5 to 8.7.

         8.5 For the purposes of clause 8.4, the amount required to make good the loss to the Vendors resulting from a Relevant Breach as described in clause 8.4 ("THE COMPENSATION SUM") shall be the appropriate sum (as defined in clause 8.6).

         8.6  For the purposes of clause 8.5 "the APPROPRIATE SUM" means:

              (a) if the effect of the Relevant Breach is as stated in clause 8.4(a) the amount by which the value of the Consideration Securities falls short of the value they would have had if the Relevant Breach had not occurred;

              (b) if the effect of the Relevant Breach is as stated in clause 8.4(b) the amount by which the value of the assets of the Purchaser falls short of the value they would have had if the Relevant Breach had not occurred; or

              (c) if the effect of the Relevant Breach is as stated in clause 8.4(c) the amount by which the liabilities of the Purchaser exceed what would have been their amount if the Relevant Breach had not occurred; or

              (d) if the effect of the Relevant Breach is as stated in clause 8.4(d) an amount equal to the capitalised value of any such benefit, gain or profit as is mentioned in that clause which could reasonably have been expected to accrue to the Purchaser if the Relevant Breach had not occurred but which does not or will not accrue to it in the circumstances specified in that clause

              PLUS in each case, such additional amounts (if any) as may be necessary to put the Vendors into the same position in financial terms as would have existed if there had been no such breach.

         8.7 The Purchaser may elect to satisfy a claim made under any of the Purchaser's Warranties (a "PURCHASER'S WARRANTY CLAIM") by either:

              (a) paying the amount of the Purchaser's Warranty Claim in cash to the Executive Shareholders who shall allocate such amount between the Vendors in accordance with the Respective Proportions shown in column (4) of schedule 1 but so that the Purchaser's payment to the Executive Shareholders shall discharge the Purchaser's liability and the Purchaser shall not be concerned with the allocation to the Vendors; or

              (b) allotting to the Vendors such number of additional shares of common stock of the Purchaser (credited as fully paid) ("ADDITIONAL SHARES") as shall satisfy the Purchaser's Warranty Claim at a price per Additional Share determined in accordance with clause 8.8;

              (c)   a combination of the methods described in paragraphs (a) or
                    (b).

         8.8 For the purposes of clauses 8.7(b) and 8.12(b) the issue price of the Additional Shares to be allotted thereunder shall be the greater of:

              (a)   US $1.75 per share; and

              (b)

                    (i) if the common stock of the Purchaser is listed on a recognised exchange at the date on which the claim made pursuant to clause 8.4 is settled or determined in favor of the Executive Shareholders (the "DETERMINATION DATE"), the average of the mid-market price of a share in the common stock of the Purchaser for the five business days immediately preceding the Determination Date; or

                    (ii) if the common stock of the Purchaser is not listed on a recognised exchange on the Determination Date, the market value of a share of the common stock of the Purchaser at the Determination Date. This market value shall be agreed between the parties contemporaneously with the settlement or determination of the Purchaser's Warranty Claim. If within 7 days of the Determination Date the parties are unable to agree the valuation, the matter shall forthwith be referred to the Purchaser's Auditors or, if the Executive Shareholders do not agree on the appointment of the Purchaser's Auditors for this purpose, an independent US accountant of not less than five years standing to be agreed between the parties and in default of agreement to be appointed by the American Institute of Chartered Public Accountants. The said Purchaser's Auditors or independent accountant shall be instructed to certify the market value of a share of the common stock and shall be instructed to deliver such certificate within 28 days of the date of the referral. In so certifying the said Purchaser's Auditor or the accountant shall act as an expert (save in the event of manifest error) and the cost of so certifying shall be borne by the party requesting the adjudication.

         8.9 The rights and remedies conferred on the Executive Shareholders and the Vendors under this Agreement are cumulative and are additional to, and not exclusive of, any rights or remedies provided by law or otherwise available at any time to the Executive Shareholders in respect of any Relevant Breach (including but limited to the right to damages for any loss or additional loss suffered by the Vendors).

         8.10

              (a) The Executive Shareholders' or Vendors' right or ability to claim damages, compensation or other relief in respect of any Relevant Breach shall not be affected or limited, and the amount recoverable shall not be reduced, on the grounds that the Executive Shareholders may before Completion shall have had constructive or implied knowledge of the matter giving rise to the claim; and

              (b) without prejudice to the generality of clause 8.10(a) the rights and remedies of the Executive Shareholders shall not be affected or limited in any way by any investigation made by or on behalf of the Executive Shareholders into the Purchaser or any report prepared at the instance of or made available to the Executive Shareholders.

         8.11 The Purchaser undertakes to indemnify the Executive Shareholders against any costs (including legal costs on an indemnity basis), expenses and other liabilities (together with any VAT thereon which is not recoverable by the Executive Shareholders) ("COSTS") which the Executive Shareholders may reasonably incur, either before or after the commencement of any action, in connection with:

              (a) the settlement of any claim by the Executive Shareholders that there has been a Relevant Breach of the Purchaser's Warranties; or

              (b) any legal proceedings in which the Executive Shareholders claims that there has been a Relevant Breach of the Purchaser's Warranties and in which judgment is given for the Executive Shareholders; or

              (c)   the enforcement of any such settlement or judgment.

         8.12 The Purchaser may elect to satisfy any demand for Costs payable pursuant to clause 8.11 by either:

              (a)   paying the Costs in cash to the Executive Shareholders; or

              (b) allotting to the Executive Shareholders (credited as fully paid) such number of Additional Shares as shall satisfy the Costs at a price per share determined in accordance with the provisions of clause 8.8; or

              (c)   a combination of the methods described in paragraphs (a) or
                    (b) of this clause 8.12.

         8.13 The Purchaser's Warranties shall not in any respect be extinguished or affected by Completion.

         8.14 The Purchaser agrees with the Vendors:

              (a) that giving to the Purchaser of any information or opinion in connection with the Purchaser's Warranties or the Purchaser's Disclosure Letter or otherwise in relation to the business or affairs of the Purchaser or in connection with the negotiation and preparation of this Agreement or the Purchaser's Disclosure Letter by any of the Purchaser's officers, employees, agents or advisors shall not be deemed a representation warranty or guarantee to the Purchaser of the accuracy of such information or opinion;

              (b) to waive any right or claim which the Purchaser may have against any of its officers, employees, agents or advisors for any error, omission or misrepresentation in any such information or opinion; and

              (c) that any such right or claim should not constitute a defence to any claim to the Executive Shareholders under or in relation to this Agreement including the Purchaser's Warranties.

         8.15 The amount of the loss suffered by the Executive Shareholders in consequence of an Relevant Breach as measured by any of the payments which the Executive Shareholders are entitled to require to be made under clause 8.4 shall be deemed to have been within the contemplation of the parties on entering into this Agreement.

         9    RESTRICTIVE COVENANTS

         9.1 Each of the Executive Shareholders undertakes with the Company and the Purchaser that without the prior consent in writing of the Purchaser (such consent not to be unreasonably withheld and shall be deemed to have been given by the Purchaser in the event that the Company terminates the employment or engagement as a consultant (as the case may be) of an Executive Shareholder on grounds other than would entitle the Company to terminate such employment or engagement under the terms of the relevant Executive Shareholder's service agreement or consultancy agreement) he will not directly or indirectly, whether by himself, his employees or agents and whether on his own behalf or on behalf of any other person, firm or company or otherwise howsoever, for a period of 3 years from the Completion Date:

              (a) in relation to the Restricted Products or any of them or the Restricted Services or any of them solicit or canvass, accept orders from or otherwise deal with any person, firm, company or other organisation who:

                    (i) was a customer or supplier of the Company at any time during the 3 years prior to the Completion Date; or

                    (ii) at the Completion Date was in the process of negotiating or contemplating doing business with the Company,

                    and with whom that Executive Shareholder had personal dealings in the course of his employment;

              (b) solicit or entice away or endeavour to solicit or entice away from the Company any director or manager or salesman or other person employed or otherwise engaged by the Company on the Completion Date, whether or not that person would commit any breach of his contract of employment by reason of his leaving the service of the Company;

              (c) employ or otherwise engage any person who at the Completion Date or during the period of 3 years prior thereto was employed or otherwise engaged by the Company and who by reason thereof is or is reasonably likely to be in possession of any of the Confidential Information;

              (d) be employed or engaged in any company, firm or business which as regards any goods or services is a supplier to or a customer of the Company.

         9.2 Clause 9.1 shall be deemed to be repeated herein with the substitution of the period "12 months from the Termination Date in relation to that Executive Shareholder" for the period "3 years from the date of Completion".

         9.3 Each of the Executive Shareholders undertakes with the Purchaser that he will not at any time after Completion directly or indirectly, whether by himself, his employees or agents or otherwise howsoever:

              (a) engage in any trade or business or be associated with any person firm or company engaged in any trade or business using the name PBA or any name incorporating the words PBA or any similar name or names or any colourable imitation thereof (provided that for the avoidance of doubt this clause 9.3(a) shall not apply to "PBT" the trading name of Precision Beam Technologies Limited of which Mr. King is a shareholder);

              (b) (subject to clause 9.5(a)) in the course of carrying on any trade or business, claim, represent or otherwise indicate any present association with the Company or, for the purpose of obtaining or retaining any business or custom, claim, represent or otherwise indicate any past association with the Company;

              (c) (subject to clause 9.5(b)) without the consent of the Company or the Purchaser use, whether on his own behalf or on behalf of any third party, or divulge to any third party, any of the Confidential Information.

         9.4 Subject to clause 9.5(b) each of the Executive Shareholders undertakes with the Company and the Purchaser that, if the Company shall have obtained any of the Confidential Information from any third party under an agreement including any restriction on disclosure known to him, he will not at any time without the consent of the Company or the Purchaser infringe that restriction.

         9.5

              (a) The restriction in clause 9.3(b) shall not operate to prohibit any of the Executive Shareholders who continues in the employment of the Company after Completion from claiming, representing or indicating his association in that capacity with the Company during the continuance of that employment and in accordance with the terms of his service agreement.


              (b)   Me restrictions in clauses 9.3(c) and 9.4 shall not apply:

                    (i) in respect of any of the Confidential Information which is in or becomes part of the public domain, other than through a breach of the obligations of confidentiality set out in this Agreement; or


                    (ii) to any of the Executive Shareholders to the extent that he is required to disclose Confidential Information by any applicable law, governmental order, decree, regulation, licence or rule or pursuant to the regulations of any securities exchange or regulatory or govenmental body to which he is subject provided that in the event that any Executive

                    Shareholder receives such an order or decree the Executive Shareholder shall forthwith notify the Purchaser of that fact and if objections are permitted under such order or decree provide the Purchaser with sufficient information to enable the Purchaser to object to the making of such order or decree.

         9.6 Each of the Executive Shareholders agrees with the Purchaser that the restrictive covenants in clauses 9.1 to 9.3 inclusive are reasonable and necessary for the protection of the value of the Sale Shares and the Company and that having regard to that fact those covenants do not work harshly on him.

         10 PRE-COMPLETION MATTERS INCLUDING CONDITION PRECEDENT AND RELATED UNDERTAKING)

         10.1 The obligations of the parties for the sale and purchase of the Sale Shares under this Agreement are conditional on the fulfilment of the Conditions on or before the Key Date.

         10.2 If all the Conditions are not fulfilled an or before the Key Date, all obligations of the parties under this Agreement shall terminate (except those under clauses 12 and 21.2, which shall remain in force) and no party shall have any claim against the others under them except in respect of any breach of any of those clauses. Each of the parties undertakes to the other that they shall not at any time thereafter use, whether on their own behalf or on behalf of any third party, or divulge to any third party, any Confidential Information relating to that other party.

         10.3 The parties shall procure that pending Completion or the earlier termination of the obligations of the parties under this Agreement pursuant to clause 10.2:

              (a) each of the parties and their authorised representatives are given full access to the Properties or the Purchaser's Properties (as the case may be) and to all the books and records of the Company or the Purchaser and that the directors and employees of the Company or the Purchaser are instructed to give promptly all such information and explanations with respect to the business and affairs of the Company or the Purchaser as the other party or their authorised representatives may reasonably request;

              (b) the other of them is provided with copies of all board papers and management reports and accounts relating to the Company or the Purchaser (as the case may be) together with such other information relating thereto as the other of them may reasonably require;

              (c) no material decision concerning the business, assets or affairs (or any part thereof) of either of them is taken without the prior written consent of the other; and

              (d)   the Company complies with the restrictions in part C of
                    Schedule 6 and during the said period the Purchaser undertakes to comply with the restrictions in part D of schedule 6.

         10.4 Each of the parties hereby undertakes with the others that they will forthwith give notice in writing to the other of any event, matter or circumstance of which it becomes aware on or after the execution of this Agreement and before Completion and which:

              (a)   is an Event of Default; or

              (b) is a Relevant Breach, or would (whether with the giving of notice, lapse of time or otherwise) constitute a Relevant Breach upon the Warranties being repeated immediately prior to Completion, or

              (c) otherwise constitutes a breach of this Agreement by either of the parties.

         11   CONTINUING, EFFECTS OF AGREEMENT

         11.1 No restriction in this Agreement or in any other agreement or arrangement of which it forms part which is registrable under the Restrictive Trade Practices Act 1976 or 1977 ("the Acts") shall come into effect until the day after particulars of this Agreement and any of the other agreement or arrangement of which it forms part have been furnished to the Director General of Fair Trading in accordance with the Acts, unless this Agreement and any other agreement or arrangement of which it forms part falls within any of the classes of non-notifiable agreements established by statutory instrument under the Acts.

         11.2 Subject to clause 11.1 all of the provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters then already performed and Completion shall not constitute a waiver of any of the Purchaser's or Executive Shareholders rights in relation to this Agreement.

         12   ANNOUNCEMENTS

         12.1 Save as (but only to the extent) expressly required by law, all announcements or circulars by, of or on behalf of any of the parties hereto and relating to the sale and purchase hereunder shall be in terms to be approved in writing by the parties in advance of issue.

         13   INITIAL PUBLIC OFFERING

         13.1 The parties acknowledge that it is the present intention of the Purchaser to seek a listing on a recognised securities exchange in conjunction with an Initial Public Offering ("IPO"). The parties further acknowledge, however, that the decision to proceed with an 1PO and the timing of such decision will remain subject to the sole discretion of the Purchaser having regard to such matters as market conditions.

         14   RELEASES, WAIVERS ETC., BY THE PARTIES

         14.1 The parties may, in their discretion, in whole or in part release, compound or compromise, or waive their rights or grant time or indulgence in respect of, any liability to them under this Agreement and the Purchase may do so as regards any one or more of the Executive Shareholders under that liability without in any way prejudicing or affecting the liability of or their rights against any other of them in respect of the same or a like liability, whether joint and several or otherwise.

         14.2 Subject to clause 14.3, neither the single or partial exercise or temporary or partial waiver by the parties of any right, nor the failure by the parties to exercise in whole or in part any right or to insist on the strict performance of any provision of this Agreement, nor the discontinuance, abandonment or adverse determination of any proceedings taken by a party to enforce any right or any such provision shall (except for the period or to the extent covered by any such temporary or partial waiver) operate as a waiver of, or preclude any exercise or enforcement or (as the case may be) further or other exercise or enforcement by a party of, that or any other right or provision.

         14.3 All references in this clause 14 to:

              (a) any right shall include any power, right or remedy conferred by this Agreement on, or provided by law or otherwise available to a party; and

              (b) any failure to do something shall include any delay in doing it.

         14.4 The giving by a party of any consent to any act which by the terms of this Agreement requires such consent shall not prejudice the right of a party to withhold or give consent to the doing of any similar act.

         14.5 Without prejudice to the generality of clause 14.1, if any Executive Shareholder shall for any reason not be liable hereunder in respect of any Relevant Breach or be released by the Purchaser from any such liability, the other Executive Shareholders shall remain liable in full in respect of such breach notwithstanding and without prejudice to their right to a contribution.

         15   NOTICES

         15.1 Except as otherwise provided in this Agreement, every notice under this Agreement shall be in writing and shall be deemed to be duly given if it (or the envelope containing it) identifies the party to whom it is intended to be given as the addressee and:

              (a) it is delivered by being handed personally to the addressee (or, where the addressee is a corporation, any one of its directors or its secretary); or

              (b) it is delivered by being left in a letter box or other appropriate place for the receipt of letters at the addressee's authorized address; or

              (c) the envelope containing the notice is properly addressed to the addressee at his authorised address and duly posted by the recorded delivery service (or by airmail registered post if overseas) or the notice is duly transmitted to that address by facsimile transmission;

              and, in proving the giving or service of such notice, it shall be conclusive evidence to prove that the notice was duly given within the meaning of this clause 15.

         15.2 A notice sent by post (or the envelope containing it) shall not be deemed to be duly posted for the purposes of clause 15.1(c) unless it is put into the post properly stamped or with all postal or other charges in respect of it otherwise prepaid.

         15.3 For the purposes of this clause 15 the authorised address of each of the Executive Shareholders shall be the address of the Vendors' Solicitors or (in the case of notices transmitted by facsimile transmission) the facsimile number of the Vendors' Solicitors and the authorised address of (respectively) the Purchaser and the Company shall be the address of its registered office for the time being or (in the case of notices transmitted by facsimile transmission) its facsimile number at that address.

         15.4 Any notice duly given within the meaning of clause 15.1 shall be deemed to have been both given and received:

              (a) if delivered in accordance with clause 15.1(a) or 15.1(b) on such delivery;

              (b) if it is duly posted or transmitted in accordance with clause 15.1(c) by any of the methods therein specified, on the second (or, when sent airmail, fifth) business day after the day of posting or (in the case of a notice transmitted by facsimile transmission) upon receipt by the sender of the correct transmission report.

         15.5 For the purposes of this clause 15 "notice" shall include any request, demand, instruction, communication or other document.

         16   TIME

         16.1 Time shall be of the essence of this Agreement as regards any time, date or period whether as originally fixed or as altered in any manner provided herein.

         17   ENTIRE AGREEMENT

         17.1 This Agreement (together with all documents which are required by its terms to be entered into by the parties or any of them and any terms of any other documents which this Agreement expressly preserves and all other documents which are in the agreed form and are entered into by the parties or any of them in connection with this Agreement) sets out the entire agreement and understanding between the parties in connection with the Company and the sale and purchase of the Sale Shares and other matters described in it and supersedes in its entirety the provisions of the letter of intent made between the parties dated 27th October 1997. Each of the parties acknowledges (and the Executive Shareholders confirm on behalf of the Vendors) that on agreeing to enter into this Agreement it has not relied on any warranties, representations or undertakings except those expressly set out in this Agreement.

         18   ALTERATIONS

         18.1 No purported alteration of this Agreement shall be effective unless it is in writing, refers specifically to this Agreement and is duly executed by each party hereto.

         19   SEVERABILITY

         19.1 Each provision of this Agreement is severable and distinct from the others. The parties intend that every such provision shall be and remain valid and enforceable to the fullest extent permitted by law. If any such provision is or at any time becomes to any extent invalid, illegal or unenforceable under any enactment or rule of law, it shall to that extent be deemed not to form part of this Agreement but (except to that extent in the case of that provision) it and all other provisions of this Agreement shall continue in full force and effect and their validity, legality and enforceability shall not be thereby affected or impaired, provided that the operation of this clause would not negate the commercial intent and purpose of the parties under this Agreement.

         19.2 If any provision of this Agreement is illegal or unenforceable as a result of any time period specified herein being in excess of that permitted by a regulatory, authority, that provision shall take effect with the substitution of a shorter period acceptable to the relevant regulatory authorities subject to it not negating the commercial intent of the parties under this Agreement.

         20   COUNTERPARTS

         20.1 This Agreement may be entered into in the form of two or more counterparts each executed by one or more of the parties but, taken together, executed by all and, provided that all the parties so enter into the Agreement, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original, but, taken together, they shall constitute one instrument.

         21   PAYMENT OF COSTS

         21.1 Subject to clause 21.2 the Purchaser shall be responsible for the payment at Completion of the legal and other costs of both parties incurred solely in relation to the negotiation, preparation and completion of this Agreement and all ancillary documents provided that the Purchaser shall not be obliged to pay the Vendors' costs to the extent they exceed $100,000.

         21.2 In the event that Completion does not occur, each of the parties shall be responsible for his or its respective legal and other costs incurred in relation to the negotiation, preparation and completion of this Agreement and all ancillary documents.

         22   SUCCESSORS AND ASSIGNS

         22.1 This Agreement shall be binding on and shall enure for the benefit of the successors in title and personal representatives of each party.

         22.2 Save as provided in clause 22.3, none of the parties hereto shall be entitled to assign the benefit of any rights under this Agreement.

         22.3 The benefit of this Agreement (including the Warranties and the Purchaser's Warranties) shall be freely assignable by the parties to a Permitted Transferee and, in the event of any such assignment, all references in this Agreement to the Purchaser or the Executive Shareholders as the case may be shall be deemed to include their assigns. If any assignee ceases to satisfy the definition of "Permitted Transferee" then the assigning party share procure that the benefit of the Agreement is re-assigned to them immediately.

         22.4 Save as provided in clause 22.3, to the extent that this Agreement enures for the benefit of any person who is not a party to this Agreement, no such person shall have any right of action against any of the parties.

         23   APPLICABLE LAW AND SUBMISSION TO JURISDICTION

         23.1 This Agreement shall be governed by and construed in accordance with English law and the parties hereby submit to the non-exclusive jurisdiction of the High Court of Justice in England for the purpose of hearing and determining any suit, action or proceedings which may arise out of or in connection with this Agreement.

         IN WITNESS whereof this Agreement has been entered into the day and year first above Written.